
FOX
FOOD TRUCK

BOWLERO CORPORATION

Q1 FY 2022 Results Presentation

November 2021

Disclaimer

Forward-looking statements

Some of the statements contained in this presentation are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are generally identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would" and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on our management's current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination; the outcome of any legal proceedings that may be instituted against Isos Acquisition Corporation ("ISOS"), Bowlero Corp. ("Bowlero"), or others following announcement of the business combination and the transactions contemplated therein; the inability to complete the transactions contemplated by the business combination due to the failure to obtain approval of the shareholders of ISOS or Bowlero or other conditions to closing in the business combination agreement; the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the business combination; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, the ability of Bowlero to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees; costs related to the proposed business combination; the possibility that ISOS or Bowlero may be adversely impacted by other economic, business, and/or competitive factors; the risk that the market for Bowlero's entertainment offerings may not develop on the timeframe or in the manner that Bowlero currently anticipates; general economic conditions and uncertainties affecting markets in which Bowlero or operates and economic volatility that could adversely impact its business, including the COVID-19 pandemic the ability of Bowlero to attract new customers and retain existing customers; changes in consumer preferences and buying patterns; inability to compete successfully against current and future competitors in the highly competitive out-of-home and home-based entertainment markets; inability to operate venues, or obtain and maintain licenses and permits necessary for such operation, in compliance with laws, regulations and other requirements; damage to brand or reputation; its ability to successfully defend litigation brought against it; its ability to adequately obtain, maintain, protect and enforce our intellectual property and proprietary rights and claims of intellectual property and proprietary right infringement, misappropriation or other violation by competitors and third parties; failure to hire and retain qualified employees and personnel; fluctuations in Bowlero's operating results; security breaches, cyber-attacks and other interruptions to its and its third-party service providers' technological and physical infrastructures; catastrophic events, including war, terrorism and other international conflicts, adverse weather conditions, public health issues or natural catastrophes and accidents; risk of increased regulation of its operations; the projected financial information, anticipated growth rate, and market opportunity of Bowlero; the ability to obtain or maintain the listing of new Bowlero's Class A common stock and warrants on the New York Stock Exchange following the completion of the business combination; ISOS's and Bowlero's public securities' potential liquidity and trading; future capital needs of Bowlero following the completion of the business combination; the significant uncertainty created by the COVID-19 pandemic and the negative impact of the COVID-19 pandemic on Bowlero; and factors described under the section titled "Risk Factors" in the registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the "SEC") by relating to a potential business combination between ISOS and Bowlero, as well as other filings that ISOS will make with the SEC, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements speak only as of the date the statements are made. Neither ISOS nor Bowlero assume any obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Non-GAAP Financial Measures

This presentation also contains references to EBITDA and earnings before interest, taxes, depreciation and amortization on an adjusted basis ("Adjusted EBITDA") and other measures that are not based on accounting principles generally accepted in the United States, or non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures used by the Company may differ from the non-GAAP financial measures used by other companies. Refer to the Appendix section for definitions of these terms and reconciliations to the most comparable GAAP measures.

Q1 FY'22 results key messages

- ✓ **Significant growth in quarterly Leisure revenue (+22%) relative to pre-COVID performance[1]**
- ✓ **Leisure revenue growth driven by growth in Bowling & Shoe (+19%), Food & Beverage (+23%) and Amusements (+55%) relative to pre-pandemic performance**
- ✓ **Adjusted EBITDA[2] for the quarter increased +140% versus pre-pandemic[1]; operational efficiencies continue to drive significant margin expansion**
- ✓ **$54mm of cash from operating activities, net[3] in Q1 FY2022**

[1] Pre-COVID performance is being measured vs. Q1 FY2020
[2] See Appendix for definition of Adjusted EBITDA, which is a non-GAAP measure, and a reconciliation to the GAAP measure
[3] See Appendix for reconciliation of this non-GAAP cash measure to net cash provided by operating activities

Leisure revenue production momentum continues

LEISURE REVENUE[1] % GROWTH / (DECLINE) 2021 VS. 2019

Grow by revenue stream vs. 2019	April	May	June	July	August	September
Retail Bowling	1%	12%	20%	26%	25%	46%
League Bowling	(43%)	(20%)	(15%)	(8%)	(12%)	(21%)
Event Bowling	(1%)	1%	1%	20%	11%	1%
Food & Beverage	(10%)	2%	12%	29%	21%	18%
Amusements	13%	34%	45%	59%	52%	51%



26%
21%
18%
13%
6%
(8%)
April
May
June
July
August
September

Note: Performance compared to same period 2019
[1] Leisure revenue excludes closed center activity

Strong and improving center-level economics

	Q1		
($MM)	'22A	'22E	'20A
Bowling & shoe	$93	$91	$78
Food & Beverage	60	57	49
Amusement	18	13	12
Other	6	6	6
Total Center Revenue[1]	**$176**	**$167**	**$144**
Total Center Gross Profit	**$120**	**$115**	**$91**
% Margin	*68%*	*68%*	*63%*
Total Center Level EBITDAR	**$86**	**$80**	**$58**
% Margin	*49%*	*48%*	*40%*

- ✓ **Performed better than plan across all center level metrics**
- ✓ **Center Level EBITDAR increased 48% versus pre-pandemic**
- ✓ **Center gross profit and Center level EBITDAR margins expanded 468bps** and **854bps** respectively over Q1 FY'20
- ✓ Q1 FY'22 results **recovered beyond Q1 FY'20 results across all revenue streams**
- ✓ The $176 million in Q1 FY'22 revenue was the **4th highest quarter in Bowlero's history in what is a seasonally small quarter**

Note: See Appendix for reconciliation of EBITDAR, which is a non-GAAP measure
[1] Total Center Revenue excludes closed center activity

Q1 FY'22 Adjusted EBITDA was 140% greater than comparable pre-COVID quarter



ADJUSTED EBITDA[1] ($MM)
Margin:
17.0%
33.4%
$59
+140%
$25
Q1 '20A
Q1 '22A

- ✓ **Adjusted EBITDA[1] in Q1 '22 exceeded Q1 '20 by nearly $34mm or 140%**
- ✓ **Total Bowling & Shoe and Amusements revenues were 19% and 55% higher than pre-pandemic levels, respectively**
- ✓ **Material revenue upside** remains as event and league businesses continue to recover
- ✓ **Operational efficiencies driving** significant Adjusted EBITDA[1] growth

[1] See Appendix for definition of Adjusted EBITDA, which is a non-GAAP measure, and a reconciliation to the GAAP measure

Robust momentum and rapid recovery continues in FY2022


TTM ADJUSTED EBITDA[1] ($MM)
+52mm or +71% recovery in TTM Adjusted EBITDA vs. previous quarter, representing 77% of FY'19A pre-COVID performance
$162
+$52mm
$125
$73
FY '19A (pre-COVID)
FY'21A
TTM Q1 FY'22A

[1] See Appendix for definition of Adjusted EBITDA, which is a non-GAAP measure, and a reconciliation to the GAAP measure

Strong cash generation from operations strengthened our financial position and provided support for our acquisition funding

✓ $54mm of cash generated from operations in Q1 FY2022

($ '000s)	Three months ending September 26, 2021
Cash balances, beginning of period	$187,093
Operating activities, net[1]	54,293
Business Interruption Insurance Proceeds	-
Investing activities, net	(95,971)
Financing activities, net	(908)
Interest on debt	(22,378)
Cash balance	**$122,075**

Includes acquisition of Bowl America and 5 other centers for a total acquisition investment of $76mm

✓ $34mm of free cash flow in TTM Q1 FY2022

($ '000s)	Twelve months ending September 26, 2021
Operating cash flows	$86,025
Capex (excluding center acquisitions)	(51, 850)
Free cash flow	**$34,175**

[1] Excludes Interest Payments on debt and includes effect of exchange rates on cash. See Appendix for reconciliation of this non-GAAP cash measure to net cash provided by operating activities

Appendix


O M G

Non-GAAP reconciliations

	Q1	
($MM)	FY2022A	FY2020A
Consolidated net (loss) income	$16	($20)
Adjustments:		
Interest expense	23	20
Income tax expense (benefit)	(6)	0
Depreciation and amortization	23	21
Share-based compensation	1	1
Closed center EBITDA[1]	0	1
Foreign currency exchange (gain) loss	0	0
Asset disposition loss (gain)	(0)	0
Transactional and other advisory costs[2]	3	1
Charges attributed to new initiatives[3]	0	0
Extraordinary unusual non-recurring losses (gains)[4]	(0)	0
Adjusted EBITDA	$59	$25
SG&A expense	$17	20
Media & Other income	(4)	(0)
Center EBITDA	$72	$44
Rent expense	$14	14
Center EBITDAR	$86	$58

[1] The closed center adjustment is to remove EBITDA for closed centers. Closed centers are those centers that are closed for a variety of reasons, including permanent closure, newly acquired or built centers prior to opening, centers closed for renovation or rebranding and conversion. Closed centers do not include centers closed in compliance with local, state and federal government restrictions due to COVID-19. If a center is not open on the last day of the reporting period, it will be considered closed for that reporting period. If the center is closed on the first day of the reporting period for permanent closure, the center will be considered closed for that reporting period. [2] The adjustment for transaction costs and other advisory costs is to remove charges incurred in connection with any transaction, including mergers, acquisitions, refinancing, amendment or modification to indebtedness, dispositions and costs in connection with an initial public offering, in each case, regardless of whether consummated. [3] The adjustment for charges is to remove charges attributed to new initiatives include charges with the undertaking and/or implementation of new initiatives, business optimization activities, cost savings initiatives, cost rationalization programs, operating expense reductions and/or synergies and/or similar initiatives and/or programs (including in connection with any integration, restructuring or transition, any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, any office or facility opening and/or pre-opening), including any inventory optimization program and/or any curtailment, any business optimization charge, any restructuring charge (including any charges relating to any tax restructuring), any charge relating to the closure or consolidation of any office or facility (including but not limited to rent termination costs, moving costs and legal costs), any systems implementation charge, any severance charge, any one time compensation charge, any charge relating to entry into a new market, any charge relating to any strategic initiative or contract, any charge relating to any entry into new markets and contracts, any lease run-off charge, any charge associated with improvements to information technology (IT) or accounting functions, losses related to temporary decreases in work volume and expenses related to maintaining underutilized personnel, any charge relating to a new contract, any consulting charge and/or any corporate development charge; provided, that, in the case of any such charge, the results of any such action relating to such charge are projected by in good faith to be achieved within 24 months of the undertaking. [4] The adjustment for extraordinary unusual non-recurring gains or losses is to remove extraordinary gains and losses, which include any gain or charge from any extraordinary item as determined in good faith by the Company and/or any non-recurring or unusual item as determined in good faith by the Company and/or any charge associated with and/or payment of any legal settlement, fine, judgment or order

Non-GAAP reconciliations (cont'd)

($MM)	FY2019	FY2021	TTM Q1FY 2022
Net (loss) income	($5)	($126)	($70)
Adjustments:			
Interest expense	61	89	91
Income tax expense (benefit)	2	(1)	(7)
Depreciation and amortization	92	92	92
Share-based compensation	3	3	3
Closed center EBITDA[1]	(3)	4	4
Foreign currency exchange (gain) loss	0	(0)	(0)
Asset disposition loss (gain)	4	(0)	(0)
Transactional and other advisory costs [2]	2	11	12
Charges attributed to new initiatives [3]	1	1	1
Extraordinary unusual non-recurring losses (gains) [4]	4	2	0
Adjusted EBITDA	$162	$73	$125
Contra rent expense [5]	(9)	(5)	(5)
Other Adjustments	0	(20)	0
Non-income other taxes	19	21	21
Optimization run-rate savings	3	23	17
De novo adjustment	6	7	18
Renovated facility adjustment	6	7	6
Covenant adjusted EBITDA	$187	$105	$181

[1] The closed center adjustment is to remove EBITDA for closed centers. Closed centers are those centers that are closed for a variety of reasons, including permanent closure, newly acquired or built centers prior to opening, centers closed for renovation or rebranding and conversion. Closed centers do not include centers closed in compliance with local, state and federal government restrictions due to COVID-19. If a center is not open on the last day of the reporting period, it will be considered closed for that reporting period. If the center is closed on the first day of the reporting period for permanent closure, the center will be considered closed for that reporting period. [2] The adjustment for transaction costs and other advisory costs is to remove charges incurred in connection with any transaction, including mergers, acquisitions, refinancing, amendment or modification to indebtedness, dispositions and costs in connection with an initial public offering, in each case, regardless of whether consummated. [3] The adjustment for charges is to remove charges attributed to new initiatives include charges with the undertaking and/or implementation of new initiatives, business optimization activities, cost savings initiatives, cost rationalization programs, operating expense reductions and/or synergies and/or similar initiatives and/or programs (including in connection with any integration, restructuring or transition, any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, any office or facility opening and/or pre-opening), including any inventory optimization program and/or any curtailment, any business optimization charge, any restructuring charge (including any charges relating to any tax restructuring), any charge relating to the closure or consolidation of any office or facility (including but not limited to rent termination costs, moving costs and legal costs), any systems implementation charge, any severance charge, any one time compensation charge, any charge relating to entry into a new market, any charge relating to any strategic initiative or contract, any charge relating to any entry into new markets and contracts, any lease run-off charge, any charge associated with improvements to information technology (IT) or accounting functions, losses related to temporary decreases in work volume and expenses related to maintaining underutilized personnel, any charge relating to a new contract, any consulting charge and/or any corporate development charge; provided, that, in the case of any such charge, the results of any such action relating to such charge are projected by in good faith to be achieved within 24 months of the undertaking. [4] The adjustment for extraordinary unusual non-recurring gains or losses is to remove extraordinary gains and losses, which include any gain or charge from any extraordinary item as determined in good faith by the Company and/or any non-recurring or unusual item as determined in good faith by the Company and/or any charge associated with and/or payment of any legal settlement, fine, judgment or order. ; [5] Contra rent expense is an adjustment to report rent expense on a cash basis (cash rent expense). The Contra rent is calculated to adjust for such non-cash items as straight-lined rent and other non-cash operating and capital lease items. The adjustments in Contra rent to derive cash rent can be positive or negative adjustments, and as for example, rent expense is increased by including cash payments to landlords in cash rent that would otherwise go to amortization and interest expense

Non-GAAP reconciliations (cont'd)

($ '000s)	Three months ending September 26, 2021
Net cash provided by operating activities	$31,540
Business Interruption Insurance proceeds	0
Interest on debt	22,928
Effect of exchange rates on cash	61
Operating activities, net	**$54,529**

($ '000s)	Fiscal year ending June 27, 2021		Three months ending September 26, 2021		Three months ending September 27, 2020		52 weeks ending September 26, 2021
Net Cash provided by Operating Activities	**$58,232**	+	**$31,540**	-	**$3,994**	=	**$85,778**
Net cash provided by investing activities	(46,676)	+	(95,724)	-	(11,240)	=	(131,160)
Proceeds from sale of Property & Equipment	1,273		0		(1)	=	1,274
Purchases of intangible assets	(60)		(1,289)		0	=	(1,349)
Proceeds from sale of intangibles	140		30		0	=	170
Acquisitions, net of cash acquired	(4,892)		(34,392)		0	=	(39,284)
Acquisitions, assets	0		(44,621)		0		(44,621)
Total capital expenditures (excluding acquisitions)	(43,137)	+	(15,452)	-	(11,239)	=	($47,350)
Free cash flow	**$15,095**	+	**$16,088**	-	**($7,245)**		**$38,428**


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